Exhibit 10.96

Execution Version

SHARE REPURCHASE AGREEMENT

dated as of

March 18, 2014

between

ING Groep N.V.

and

ING U.S., Inc.

i

SHARE REPURCHASE AGREEMENT

This Share Repurchase Agreement, dated as of March 18, 2014 (this “Agreement”), is made between ING Groep N.V., a public limited liability company formed under the laws of the Netherlands (“ING Group”) and ING U.S., INC., a Delaware corporation (the “Company”).

WHEREAS, on March 10, 2014, the Company received a demand for registration of securities regarding the offer and sale of shares of common stock of the Company, par value $0.01 (the “Common Stock”), owned by ING Group in an underwritten registered offering (the “Secondary Offering”);

WHEREAS, concurrently with the Secondary Offering, ING Group wishes to sell to the Company, and the Company wishes to purchase from ING Group, shares of Common Stock on the terms and subject to the conditions set forth in this Agreement (the “Repurchase Transaction); and

WHEREAS, the board of directors of the Company (the “Board”) has formed a special committee of the Board (the “Special Committee”) comprised solely of independent directors, and the Special Committee has approved the Repurchase Transaction.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

Article 1

SALE AND REPURCHASE

1.1 Repurchase. On the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below), ING Group shall sell and transfer to the Company, and the Company shall purchase from ING Group, a number of shares of Common Stock (the “Repurchased Shares”) equal to (a) $250,000,000 divided by (b) the Per Share Purchase Price (defined below), rounded down to the nearest whole share. The price for each Repurchased Share will be the “proceeds, before expenses, to the Selling Stockholder,” per share, set forth on the cover page of the final prospectus in the Secondary Offering (which ING Group hereby represents to the Company is net of all underwriting compensation, discounts and commissions payable by ING Group to the underwriters in connection with the Secondary Offering) (the “Per Share Purchase Price”).

1.2 Closing. The closing of the Repurchase Transaction (the “Closing”) shall be held at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, NY 10004 at the time specified for the closing in the underwriting agreement for the Secondary Offering, subject to the satisfaction or waiver of the conditions set forth in Section 1.3 below (the date on which the Closing actually occurs is referred to herein as the “Closing Date”). At the Closing:

(a) ING Group shall deliver or cause to be delivered to the Company all right, title and interest in and to the Repurchased Shares, free and clear of all liens, claims, security interests and other encumbrances (collectively, “Encumbrances”), together with all documentation reasonably necessary to transfer to the Company such right, title and interest; and

(b) the Company shall pay to ING Group the aggregate Per Share Purchase Price for the Repurchased Shares in immediately available funds by wire transfer to an account in accordance with the instructions provided by ING Group to the Company no later than two (2) business days prior to the Closing.

1.3 Closing Conditions.

(a) The obligation of ING Group to sell the Repurchased Shares to the Company and the obligation of the Company to purchase and pay for the Repurchased Shares on the Closing Date are subject to the consummation of the Secondary Offering.

(b) The obligation of the Company to purchase and pay for the Repurchased Shares on the Closing Date is subject to the satisfaction or waiver of the following conditions:

(i) each representation and warranty made by ING Group in Article 2 below shall be true and correct on and as of the Closing Date as though made as of the Closing Date;

(ii) the receipt by the Special Committee of a fairness opinion from Greenhill & Co., LLC (“Greenhill”), in the form previously reviewed by the Special Committee or as otherwise may be acceptable to the Special Committee, stating to the effect that, based on and subject to the limitations and assumptions set forth therein, the Per Share Purchase Price to be paid by the Company pursuant to this Agreement is fair, from a financial point of view, to the Company and the stockholders of the Company other than ING Group;

(iii) that after giving effect to the Repurchase Transaction (A) the actual, current value of the assets of the Company will exceed the total amount of the Company’s total liabilities by an amount greater than the Company’s capital as defined in the Delaware General Corporate Law; (B) the Company will be able to pay its liabilities as they become absolute and mature; (C) the Company will not have an unreasonably small amount of capital for the business in which it is engaged or intends to engage; and (D) the Company will be able to continue as a going concern.

(iv) as a result of the Secondary Offering and the Repurchase Transaction, the aggregate beneficial ownership of shares of Common Stock held by ING Group and its affiliates collectively will represent no more than 45% of the issued and outstanding shares of Common Stock (before giving effect to a potential sale by ING Group of additional shares of Common Stock pursuant to a “green shoe” election); and

(v) the receipt by the Company of written resignations, effective as of the Closing, from two directors of the Board who were designated to the Board by ING Group pursuant to that certain shareholder agreement, dated as of May 7, 2013, between the Company and ING Group.

(c) The obligation of ING Group to sell the Repurchased Shares on the Closing Date is subject to the condition that each representation and warranty made by the Company in Article 3 below shall be true and correct on and as of the Closing Date as though made as of the Closing Date.

Article 2

REPRESENTATIONS AND WARRANTIES OF ING GROUP

ING Group hereby makes the following representations and warranties to the Company:

2.1 Existence. ING Group has been duly formed and is validly existing under the laws of the Netherlands.

2.2 Power and Authority. ING Group has the full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation of the transaction contemplated hereby has been duly and validly taken.

2.3 Authorization. This Agreement has been duly authorized, executed and delivered by or on behalf of ING Group and constitutes a valid and binding agreement of ING Group enforceable in accordance with its terms, except to the extent enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

2.4 No Conflicts. The execution, delivery and performance by ING Group of this Agreement will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which ING Group is a party or by which ING Group is bound, (b) result in any violation of the provisions of the organizational documents of ING Group or (c) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (a) and (c) above, for any such conflict, breach violation or default that would not materially and adversely affect the sale of the Repurchased Shares and the consummation of any other transaction herein contemplated.

2.5 Title. As of the date hereof and immediately prior to the delivery of the Repurchased Shares at the Closing, ING Group is, and will be, the sole legal and beneficial owner of, and holds, and will hold, good and valid title to the Repurchased Shares, free and clear of all Encumbrances.

Article 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby makes the following representations and warranties to ING Group:

3.1 Existence. The Company has been duly organized and is validly existing and in good standing under the laws of the State of Delaware.

3.2 Power and Authority. The Company has the full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation of the transaction contemplated hereby has been duly and validly taken.

3.3 Authorization. This Agreement has been duly authorized, executed and delivered by or on behalf of the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

3.4 No Conflicts. The execution, delivery and performance by the Company of this Agreement will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound, (b) result in any violation of the provisions of the organizational documents of the Company or any of its subsidiaries or (c) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (a) and (c) above, for any such conflict, breach violation or default that would not materially and adversely affect the purchase of the Repurchased Shares and the consummation of any other transaction herein contemplated.

3.5 Sufficient Funds. The Company will have, as of the Closing Date, access to legally available funds sufficient to consummate the Repurchase Transaction.

Article 4

MISCELLANEOUS

4.1 Termination. This Agreement may be terminated prior to the Closing (a) by mutual written consent of the parties or (b) by either party by written notice to the other party on or after April 1, 2014 if the Closing shall not have occurred by such date.

4.2 Further Assurances. Each party hereto agrees to execute and deliver, or cause to be executed and delivered, such agreements, instruments and other documents, and take such other actions consistent with the terms of this Agreement, as the other party may reasonably require from time to time in order to carry out the purposes of this Agreement.

4.3 Fees and Expenses. Promptly following delivery by the Company to ING Group of a written request for payment (but in no event later than two (2) business days following delivery thereof), ING Group shall reimburse the Company for 50% of any Special Committee Transaction Expenses in immediately available funds to an account designated by the Company in such written request. For purposes of this Agreement, “Special Committee Transaction Expenses” means any reasonable out-of-pocket costs, fees and expenses incurred by the Special Committee, including the fees and expenses of legal and financial advisors to the Special Committee, in connection with the transaction contemplated hereby (but, for the avoidance of doubt, not including any fees that may be payable to the directors serving on the Special Committee).

4.4 Survival. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated thereby.

4.5 Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only by written agreement executed by the parties hereto.

4.6 Assignment; Binding Agreement. This Agreement and the rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto, and neither party may assign any of its rights or delegate any of its obligations hereunder without the express written consent of the other party.

4.7 No Third Party Beneficiaries. Nothing in this Agreement shall convey any rights upon any person or entity which is not a party or a successor or permitted assignee of a party to this Agreement.

4.8 Entire Agreement. This Agreement constitutes the sole and entire agreement among the parties with respect to the subject matter of this Agreement, and supersedes all prior representations, agreements and understandings, written or oral, with respect to the subject matter hereof.

4.9 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law. To the extent that any such provision is so held to be invalid, illegal or unenforceable, the parties shall in good faith use commercially reasonable efforts to find and effect an alternative means to achieve the same or substantially the same result as that contemplated by such provision.

4.10 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original (including signatures delivered via facsimile or electronic mail) with the same effect as if the signatures thereto and hereto were upon the same instrument. The parties hereto may deliver this Agreement by facsimile or by electronic mail and each party shall be permitted to rely upon on the signatures so transmitted to the same extent and effect as if they were original signatures.

4.11 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS AND DUTIES OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

4.12 CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL. Each party to this Agreement hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the State of New York for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated thereby; provided, that such consent to jurisdiction is solely for the purpose referred to in this Section 4.12 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of New York other than for such purpose. Each of the parties hereby agrees not commence any such action, suit or proceeding other than before one of the above-named courts. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

4.13 Notices.

(a) Unless otherwise provided in this Agreement, all notices and other communications provided for hereunder shall be dated and in writing and shall be deemed to have been given (i) when delivered, if delivered personally, sent by confirmed telecopy or sent by registered or certified mail, return receipt requested, postage prepaid, provided that such delivery is completed during normal business hours of the recipient, failing which such notice shall be deemed to have been given on the next business day, (ii) on the next business day if sent by overnight courier and delivered on such business day within ordinary business hours and, if not, the next business day following delivery; and (iii) when received, if received during normal business hours and, if not, the next business day after receipt, if delivered by means other than those specified above. Such notices shall be delivered to the address set forth below, or to such other address as a party shall have furnished to the other party in accordance with this Section.

If to ING Group, to:

ING Groep N.V.

Bijlmerplein 888

1102 MG Amsterdam Zuidoost

The Netherlands

Attention: General Counsel

Fax: +31 (0) 20 576 0950

If to the Company:

ING U.S., Inc.

230 Park Avenue

New York NY 10169

Attention: Executive Vice President and Chief Legal Officer

e-mail: bridget.healy@us.ing.com

Fax: 212 309 6581

4.14 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

[Signature Page Follows]

In witness whereof, the parties have caused this Share Repurchase Agreement to be executed and delivered as of the date first above written.

ING GROEP N.V.

By:	/s/ RALPH HAMERS
	Name:	Ralph Hamers
	Title:	Chief Executive Officer

By:	/s/ PATRICK G. FLYNN
	Name:	Patrick G. Flynn
	Title:	Chief Financial Officer

ING U.S., INC.

By:	/s/ RODNEY O. MARTIN, JR.
	Name:	Rodney O. Martin, Jr.
	Title:	Chairman and Chief Executive Officer

By:	/s/ ALAIN M. KARAOGLAN
	Name:	Alain M. Karaoglan
	Title:	Executive Vice President and Chief Operating Officer

[Signature Page to Share Repurchase Agreement]